PARK ELECTROCHEMICAL CORP.
    NEWS RELEASE
Contact:  Murray Stamer
5 Dakota Drive
Lake Success, NY 11042

(516) 354-4100

PARK ELECTROCHEMICAL REPORTS FOURTH QUARTER AND FISCAL YEAR
RESULTS

LAKE SUCCESS, New York, April 27, 2004......Park Electrochemical
Corp. (NYSE-PKE) reported sales from continuing operations of $55,289,000 for the fourth quarter ended February 29, 2004 compared to sales from continuing operations of $45,096,000 for the fourth quarter of last year. Park's sales from continuing operations for the fiscal year ended February 29, 2004 were $194,236,000 compared to last fiscal year's sales from continuing operations of $195,578,000. (As reported on February 4, 2004, Park discontinued the financial support of its Dielektra GmbH subsidiary in Germany. Accordingly, the Company is treating Dielektra as a discontinued operation.)

Park reported a net profit from continuing operations before special items of $4,124,000 for the fourth quarter ended February 29, 2004, compared to a net profit from continuing operations before special items of $505,000 for last year's fourth quarter. For the fiscal year ended February 29, 2004, Park reported a net profit from continuing operations before special items of $7,031,000 compared to a net profit from continuing operations before special items of $3,589,000 for the prior fiscal year. Park reported net earnings from continuing operations of $7,748,000 for the quarter ended February 29, 2004 compared to net losses from continuing operations of $44,127,000
for   the  quarter  ended  March  2,  2003.   The net  loss  was
$15,424,000 for the quarter ended February 29, 2004 compared to a net loss of $46,406,000 for the prior year's fourth quarter. Net earnings from continuing operations were $29,909,000 for the year ended February 29, 2004 compared to a net loss from continuing operations of $43,864,000 for the year ended March 2, 2003. The net loss was $3,852,000 for the year ended February 29, 2004 compared to a net loss of $50,759,000 for the prior year.

Park's  diluted  earnings  per share from  continuing  operations before special items were $.20 for the fourth quarter ended February 29, 2004 compared to diluted earnings per share of $.03 for last year's fourth quarter. Diluted earnings per share from continuing operations before special items were $.35 for the fiscal year ended February 29, 2004 compared to $.18 for the prior fiscal year. Diluted earnings per share from continuing operations were $.38 for the quarter ended February 29, 2004 compared to a loss per share from continuing operations of $2.24 for the quarter ended March 2, 2003. The loss per share was $.76 for the quarter ended February 29, 2004 compared to a loss per share of $2.36 for the prior year's fourth quarter. Diluted earn-ings per share from continuing operations were $1.50 for the year ended February 29, 2004 compared to a loss per share from continuing operations of $2.23 for the year ended March 2, 2003. The loss per share was $.19 for the year ended February 29, 2004 compared to a loss per share of $2.58 for the prior year.

Brian Shore, Park's President and CEO, said, "Although the global markets for our electronic materials products have clearly improved from the industry depression which began a little over three years ago, there still are some mixed signals about the near-term prospects for our industry. Notwithstanding these mixed short-term signals, it is clear to us that the future for our business is in Asia and in technology! As a result, our focus as a company is toward continuing to expand and grow our business presence in Asia and toward upgrading, enhancing and driving our technology. As always, our resources and our efforts are dedicated toward building the long-term fundamental value of the company rather than toward achieving short-term and transitory objectives."

The Company will conduct a conference call to discuss its financial results at 11:00 a.m. EDT today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (800) 665-0430.

For those unable to listen to the call live, a conference call replay will be available from approximately 2:00 p.m. EDT today through 11:59 p.m. EDT on Saturday, May 1, 2004. The conference call replay can be accessed by dialing (888) 203-1112 and entering passcode 421153 or on the Company's website at www.parkelectro.com under the caption "Investor Conference Calls".

Any additional material financial or statistical data disclosed in the conference call will also be available at the time of the conference call on the Company's web site at www.parkelectro.com under the caption "Investor Conference Calls".

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its financial results were limited to generally accepted accounting principles ("GAAP") financial measures. Accordingly, in addition to disclosing its financial results determined in accordance with GAAP, Park discloses non-GAAP operating results that exclude special gains and charges in order to assist its shareholders and other readers in assessing the company's operating performance. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Certain portions of this press release may be deemed to constitute forward looking statements that are subject to various factors which could cause actual results to differ materially from Park's expectations. Such factors include, but are not limited to, general conditions in the electronics industry, Park's competitive position, the status of Park's relationships with its customers, economic conditions in international markets, the cost and availability of utilities, and the various factors set forth under the caption "Factors That May Affect Future Results" after Item 7 of Park's Annual Report on Form 10-K for the fiscal year ended March 2, 2003.

Park Electrochemical Corp. is a leading global designer and producer of electronic materials used to fabricate complex multilayer printed circuit boards and interconnection systems. Park specializes in advanced materials for high layer count circuit boards and high speed RF/Microwave electronic systems. Park's electronic materials business operates through fully integrated business units in Asia, Europe and North America. The Company's manufacturing facilities are located in Singapore, China, France, Connecticut, New York, Arizona and California. Park's electronic materials business operates under the "Nelco" name.

Additional corporate information is available on the World  Wide
Web at www.parkelectro.com and www.parknelco.com.


The performance table (in thousands, except per share amounts):

                                      13 weeks ended    52 weeks ended
                                     3/2/03  2/29/04   3/2/03  2/29/04
 Basic Earnings (Loss) Per Share:
  Earnings (Loss) from
   Continuing Operations            $ 0.39  $ (2.24)  $ 1.51  $ (2.23)
   Loss on Discontinued Operations   (1.17)   (0.12)   (1.71)   (0.35)
                                   -------- --------  ------- --------
                                    $(0.78) $ (2.36) $ (0.20) $ (2.58)

 Earnings (Loss) from Continuing
  Operations before Special Items:  $ 0.21   $ 0.03  $  0.36  $  0.18

 Weighted Average Share Outstanding 19,783   19,684   19,754   19,674

 Diluted Earnings (Loss)Per Share:
   Earnings (Loss) from
   Continuing Operations           $  0.38   $(2.24)  $ 1.50  $ (2.23)
   Loss on Discontinued Operations   (1.14)   (0.12)   (1.69)   (0.35)
                                   -------- --------  ------- --------
                                   $ (0.76)  $(2.36)  $(0.19) $ (2.58)

 Earnings (Loss) from Continuing
 Operations before Special Items    $ 0.20   $ 0.03   $ 0.35  $   0.18

Weighted Average Shares Outstanding 20,167   19,870   19,991    19,979


The comparative balance sheets (in thousands):

                                       2/29/04     3/2/03
  Assets

   Current Assets
    Cash and Temporary Investments    $189,186   $162,935
    Accounts Receivable, Net            36,149     30,272
    Inventories                         11,707     12,688
    Other Current Assets                 3,040      4,690

       Total Current Assets            240,082    210,585

   Fixed Assets, Net                    70,569     90,503
   Other Assets                            419        454

        Total                         $311,070   $301,542

   Liabilities and Stockholders' Equity
   Current Liabilities
    Accounts Payable                  $ 14,913  $  15,145
     Accrued Liabilities                24,468     21,790
     Income Taxes Payable                3,248      3,376

        Total Current Liabilities       42,629     40,311

   Deferred Income Taxes                 5,107      4,539
   Liabilities from Discontinued
    Operations                          19,428          -
   Deferred Pension Liability                -     10,991

       Total Liabilities                67,174     55,841

   Stockholders' Equity                243,896    245,701

       Total                          $311,070   $301,542

   Equity Per Share                     $12.33     $12.48

 Detailed operating information (in thousands):
                                  13 Weeks Ended    52 Weeks Ended
                                  --------------    --------------
                                 2/29/04   3/2/03   2/29/04   3/2/03
 <x>                             <c>      <c>      <c>      <c>
 Before Special Items:
 --------------------
 Net Sales                       $55,289  $45,096  $194,236 $195,578
 Cost of Sales                    42,895   39,032   161,536  168,921
     %                             77.6%    86.6%     83.2%    86.4%
 Gross Profit                     12,394    6,064    32,700   26,657
     %                             22.4%    13.4%     16.8%    13.6%
 Selling, General and
   Administrative Expenses         7,708    6,471    27,962   27,157
     %                             13.9%    14.3%     14.4%    13.9%
 Profit (Loss) from Operations     4,686    (407)     4,738    (500)
     %                              8.5%    -0.9%      2.4%    -0.3%
 Other Income                        764      739     2,958    3,260
     %                              1.4%     1.6%      1.5%     1.7%
 Pre-Tax Operating Profit          5,450      332     7,696    2,760
     %                              9.9%     0.7%      4.0%     1.4%
 Income Tax Provision (Benefit)    1,326    (173)       665    (829)
   Effective Tax Rate              24.3%   -52.1%      8.6%   -30.0%
 Net Profit from Continuing Operations
   before Special Items            4,124      505     7,031    3,589
     %                              7.5%     1.1%      3.6%     1.8%

 Special Items:
 -------------
 Delco Lawsuit                         -         -   33,088         -

 Gain on Sale of UK Real Estate        -         -      429         -

 Realignment Charges                 (30)  (49,035)  (8,469)  (53,829)

 Gain on Sale of Dielectric
    Polymers, Inc.                     -         -        -     3,170

 Pre-Tax Special Items               (30)  (49,035)  25,048   (50,659)

 Income Tax Provision (Benefit)   (3,654)   (4,403)   2,170    (3,206)

 After-Tax  Special  Items         3,624   (44,632)  22,878   (47,453)

 Earnings (Loss) from Continuing
  Operations before Income Taxes   5,420   (48,703)  32,744   (47,899)

 Income Tax Provision (Benefit)   (2,328)   (4,576)   2,835    (4,035)

 Net Earnings (Loss) from
   Continuing Operations           7,748   (44,127)  29,909   (43,864)

 Loss from Discontinued
   Dielektra  Operations         (23,172)   (2,129) (33,761)   (6,745)

 Income Tax Provision (Benefit)        -       150        -       150

 Net Loss from Discontinued
    Operations                   (23,172)   (2,279) (33,761)   (6,895)

 Net Loss                       $(15,424) $(46,406) $(3,852) $(50,759)

                             #    #    #    #    #